EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Mack-Cali Realty, L.P. (the “Operating Partnership”) for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mitchell E. Hersh, as President and Chief Executive Officer of Mack-Cali Realty Corporation, its general partner and Barry Lefkowitz, as Chief Financial Officer of Mack-Cali Realty Corporation, its general partner, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: November 9, 2004	By: /s/ Mitchell E. Hersh —————————————— Mitchell E. Hersh President and Chief Executive Officer of Mack-Cali Realty Corporation, the general partner of Mack-Cali Realty, L.P.

Date: November 9, 2004	By: /s/ Barry Lefkowitz —————————————— Barry Lefkowitz Executive Vice President and Chief Financial Officer of Mack-Cali Realty Corporation, the general partner of Mack-Cali Realty, L.P.

        This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Operating Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.